EXHIBIT 10.48

TABLE OF CONTENTS

ARTICLE I SECURITY INTERESTS
1.1 GRANT OF SECURITY INTERESTS
1.2 POWER OF ATTORNEY
ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
2.1 CHIEF EXECUTIVE OFFICE/INVENTORY AND EQUIPMENT LOCATIONS
2.2 STATE OF INCORPORATION
2.3 TRADE NAMES; CHANGE OF NAME
ARTICLE III PROVISIONS CONCERNING ALL COLLATERAL
3.1 PROTECTION OF ADMINISTRATIVE AGENT’S SECURITY
3.2 WAREHOUSE RECEIPTS NON-NEGOTIABLE; THIRD-PARTY ACKNOWLEDGMENTS
3.3 FURTHER ACTIONS
3.4 FINANCING STATEMENTS
ARTICLE IV REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT
4.1 REMEDIES; OBTAINING THE COLLATERAL UPON DEFAULT
4.2 REMEDIES; DISPOSITION OF THE COLLATERAL
4.3 WAIVER OF CLAIMS
4.4 APPLICATION OF PROCEEDS
4.5 REMEDIES CUMULATIVE
4.6 DISCONTINUANCE OF PROCEEDINGS
ARTICLE V INDEMNITY
5.1 INDEMNITY
5.2 INDEMNITY OBLIGATIONS SECURED BY COLLATERAL; SURVIVAL
ARTICLE VI DEFINITIONS
ARTICLE VII MISCELLANEOUS
7.1 NOTICES
7.2 WAIVER; AMENDMENT
7.3 OBLIGATIONS ABSOLUTE
7.4 SUCCESSORS AND ASSIGNS
7.5 HEADINGS DESCRIPTIVE
7.6 SEVERABILITY
7.7 GOVERNING LAW
7.8 EACH GUARANTOR’S DUTIES
7.9 TERMINATION; RELEASE
7.10 COUNTERPARTS
7.11 THE ADMINISTRATIVE AGENT

ARTICLE VIII

ANNEX A SCHEDULE OF CHIEF EXECUTIVE OFFICES
ANNEX B SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS
ANNEX C SCHEDULE OF TRADE, FICTITIOUS AND OTHER NAMES

SUBSIDIARY GUARANTOR SECURITY AGREEMENT

THIS SUBSIDIARY GUARANTOR SECURITY AGREEMENT (this "Agreement"), dated as of October 12, 2001, is among the undersigned (each an “Guarantor” and, together with any other entity that becomes party hereto pursuant to Section 7.13 hereof, collectively, the "Guarantors"), BANKERS TRUST COMPANY, as administrative agent (the “Administrative Agent”) and U.S. BANK NATIONAL ASSOCIATION ("US Bank") for the benefit of (i) the Lenders and the Agent under the Credit Agreement hereinafter referred to (such Lenders and the Agent are hereinafter called the “Bank Creditors”), (ii) if one or more Lenders (or any Affiliate thereof) enter into one or more (A) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), (B) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (C) other types of hedging agreements from time to time (collectively, the “Interest Rate Protection or Other Hedging Agreements”) with, or guaranteed by, Borrower, any such Lender or Lenders or any Affiliate of such Lender or Lenders (even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason) so long as any such Lender or Affiliate participates in the extension of such Interest Rate Protection or Other Hedging Agreements and their subsequent assigns, if any (collectively, the “Other Creditors”) and (iii) US Bank as lender under the US Bank Letter of Credit Facility (as defined below) (the "LC Creditor" and, together with the Other Creditors and the Bank Creditors, hereinafter called the “Secured Creditors”).  Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as hereinafter defined) shall be used herein as so defined.

W I T N E S S E T H :

WHEREAS, BMC Industries, Inc. (the "Borrower"), the financial institutions (the “Lenders”) from time to time party thereto and Bankers Trust Company, as Administrative Agent (together with any successor agent, the “Agent”), have entered into an Amended and Restated Credit Agreement, dated as of June 25, 1998, providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as in effect on the date hereof and as amended by that certain Second Amendment and Restatement Agreement dated as of the date hereof, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of or restructuring of all or any portion of the Indebtedness under such agreement or any successor agreements);

WHEREAS, Borrower may at any time and from time to time enter into, or guarantee, one or more Interest Rate Protection or Other Hedging Agreements with one or more Other Creditors;

WHEREAS, pursuant to the Amended and Restated Subsidiary Guarantee Agreement, dated the date hereof, each Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of certain obligations of Borrower and each Guarantor under or with respect to the Loan Documents, the Interest Rate Protection or Other Hedging Agreements and the US Bank Letter of Credit Facility (provided that at no time shall there be more than $2,000,000 under the US Bank Letter of Credit Facility secured by the Security Documents);

WHEREAS, it is a condition precedent to each of the above-described extensions of credit that each Guarantor shall have executed and delivered this Agreement; and

WHEREAS, each Guarantor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the extensions of credit to be made to Borrower and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Administrative Agent for the benefit of the Secured Creditors as follows:

ARTICLE I
SECURITY INTERESTS

1.1           Grant of Security Interests.  (a)  As security for the prompt and complete payment and performance when due of all of the Obligations, each Guarantor does hereby pledge and grant to the Administrative Agent for the benefit of the Secured Creditors, a continuing security interest of first priority (subject to Liens evidenced by Permitted Filings and other Permitted Liens) in, all of the right, title and interest of such Guarantor in, to and under all of the following, whether now existing or hereafter from time to time acquired:  (i) each and every Account, (ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) all Equipment, (v) all other Goods, General Intangibles, Chattel Paper, Documents, Investment Property and Instruments, and (vi) all Proceeds and products of any and all of the foregoing (all of the above, collectively, the “Collateral”).

(b)  The security interests of the Administrative Agent under this Agreement extend to all Collateral of the kind which is the subject of this Agreement which any Guarantor may acquire at any time during the continuation of this Agreement.

1.2           Power of Attorney.  Each Guarantor hereby constitutes and appoints the Administrative Agent its true and lawful attorney, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Guarantor or otherwise), in the Administrative Agent’s reasonable discretion, to take any action and to execute any instrument required by this Agreement if such Guarantor has failed to do so after demand by the Administrative Agent.

ARTICLE II
GENERAL REPRESENTATIONS WARRANTIES AND COVENANTS

Each Guarantor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1           Chief Executive Office/Inventory and Equipment Locations.  The chief executive office of such Guarantor is located at the address indicated on Annex A hereto.  All Inventory and Equipment held on the date hereof by such Guarantor is located at one of the locations shown on Annex B hereto (other than (i) immaterial portions of Inventory or Equipment or (ii) Equipment out for repair).    Prior to January 1, 2002, such Guarantor shall not (x) move its chief executive office to any of the States of Mississippi, Alabama or Florida, or (y) move any Inventory or Equipment to any of the States of Mississippi, Alabama or Florida until (i) it shall have given to the Administrative Agent not less than 30 days’ prior written notice of its intention to do so, (ii) with respect to such move, it shall have taken all action, reasonably satisfactory to the Administrative Agent, to maintain the security interest of the Administrative Agent in the Collateral intended to be granted and perfected under the Uniform Commercial Code hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Administrative Agent, it shall have furnished a customary opinion of counsel reasonably acceptable to the Administrative Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby and (iv) the Administrative Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

2.2           State of Incorporation.  The state of incorporation of each Guarantor is indicated on Annex A hereto.  No Guarantor will change its state of incorporation except as in accordance with the last sentence of this Section 2.2.  No Guarantor shall establish a new state of incorporation until (i) it shall have given to the Administrative Agent not less than 30 days’ prior written notice of its intention to do so, clearly describing such new state of incorporation and providing such other information in connection therewith as the Administrative Agent may reasonably request, (ii) with respect to such new state of incorporation, it shall have taken all action, reasonably satisfactory to the Administrative Agent, to maintain the security interest of the Administrative Agent in the Collateral intended to be granted and perfected under the Uniform Commercial Code hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Administrative Agent, it shall have furnished a customary opinion of counsel reasonably acceptable to the Administrative Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby and (iv) the Administrative Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

2.3           Trade Names; Change of Name.  No Guarantor operates in any jurisdiction under, nor in the preceding 12 months has operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed on Annex C hereto.  The corporation identification number or other applicable formation identification number shall be set forth across from the exact legal name of each Guarantor identified in Annex C.  No Guarantor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name in any manner which might make any financing statement or continuation statement filed in connection therewith seriously misleading except those names listed on Annex C hereto and new names (including, without limitation, any names of divisions or operations) established in accordance with the last sentence of this Section 2.3.  No Guarantor shall assume or operate in any jurisdiction under any new trade, fictitious or other name that would make any financing statement or continuation statement filed in connection therewith, seriously misleading until (i) it shall have given to the Administrative Agent not less than 30 days’ prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Administrative Agent may reasonably request, (ii) with respect to such new name, it shall have taken all action to maintain the security interest of the Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Administrative Agent, it shall have furnished a customary opinion of counsel reasonably acceptable to the Administrative Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and (iv) the Administrative Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

ARTICLE III
PROVISIONS CONCERNING ALL COLLATERAL

3.1           Protection of Administrative Agent’s Security.  No Guarantor will do anything to impair the rights of the Administrative Agent in the Collateral other than dispositions, the creation of Liens and other encumbrances and other actions permitted hereunder and under the Credit Agreement and other Loan Documents.

3.2           Warehouse Receipts Non-Negotiable; Third-Party Acknowledgments.  Each Guarantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).  Where Collateral with a fair market value of greater than $100,000 is in the possession of a third party, each Guarantor will join with the Administrative Agent in notifying the third party of the Administrative Agent's security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Administrative Agent.

3.3           Further Actions.  Each Guarantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Administrative Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.  Notwithstanding any other provision of this Agreement, so long as no Unmatured Event of Default or Event of Default shall have occurred and be continuing, the only obligation of any Guarantor arising hereunder in connection with the perfection of the security interests granted in the Collateral listed in Sections 1.1(a)(ii) and (v) above (and Section 1.1(a)(vi), but solely to the extent it relates to Sections 1.1(a)(ii) and (v)) shall be to deliver financing statements pursuant to Section 3.4 below.

3.4           Financing Statements.  Each Guarantor agrees to deliver to the Administrative Agent such financing statements, in form reasonably acceptable to the Administrative Agent, as the Administrative Agent may from time to time reasonably request or as are reasonably  necessary (or desirable in the reasonable opinion of the Administrative Agent) to establish and maintain a valid, enforceable, first priority perfected security interest (subject only to Permitted Liens) in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law.  Each Guarantor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral.  Each Guarantor hereby authorizes the Administrative Agent to file any such Uniform Commercial Code financing statements without the signature of such Guarantor where permitted by law.

ARTICLE IV
REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

4.1           Remedies; Obtaining the Collateral Upon Default.  Each Guarantor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Administrative Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

(a)           personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Guarantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Guarantor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Guarantor; and

(b)           instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent and may exercise any and all remedies of such Guarantor in respect of such Collateral; and

 (c)          sell, assign or otherwise liquidate, or direct such Guarantor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

(d)           take possession of the Collateral or any part thereof, by directing such Guarantor in writing to deliver the same to the Administrative Agent at any place or places reasonably designated by the Administrative Agent, in which event such Guarantor shall at its own expense:

(i)            forthwith cause the same to be moved to the place or places so designated by the Administrative Agent and there delivered to the Administrative Agent, and

(ii)           store and keep any Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent as provided in Section 6.2 hereof, and

(iii)          while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

it being understood that each Guarantor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to seek a decree requiring specific performance by such Guarantor of said obligation.

4.2           Remedies; Disposition of the Collateral.  If an Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Administrative Agent under or pursuant to Section 4.1 hereof and any other Collateral whether or not so repossessed by the Administrative Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Administrative Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable.  Any of the Collateral may be so sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Administrative Agent or after any overhaul or repair at the expense of the relevant Guarantor which the Administrative Agent shall determine to be commercially reasonable.  Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days’ written notice to the relevant Guarantor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of such Guarantor or any nominee of such Guarantor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified.  Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days’ written notice to the relevant Guarantor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Administrative Agent’s option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York or in such other locations as may be necessary in order for the sale to be "commercially reasonable" (as such term is used in Article 9 Part V of the New York Uniform Commercial Code).  To the extent permitted by any such requirement of law, the Administrative Agent and the Secured Creditors may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to such Guarantor.  If, under mandatory requirements of applicable law, the Administrative Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Guarantor as hereinabove specified, the Administrative Agent need give such Guarantor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.  Each Guarantor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Guarantor’s expense.

4.3           Waiver of Claims.  Except as otherwise provided in this Agreement, EACH GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT’S TAKING POSSESSION OR THE ADMINISTRATIVE AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH GUARANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Guarantor hereby further waives, to the extent permitted by law:

(a)           all damages occasioned by such taking of possession except any damages which are the direct result of the Administrative Agent’s gross negligence or willful misconduct;

(b)           all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder; and

(c)           all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and such Guarantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of such Guarantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Guarantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Guarantor.

4.4           Application of Proceeds.  (a)  All moneys collected by the Administrative Agent (or, to the extent the Pledge Agreement or any Mortgage to which any Guarantor is a party requires proceeds of Collateral under such agreement to be applied in accordance with the provisions of this Agreement, the Pledgee or Mortgagee under such other agreement) upon any sale or other disposition of the Collateral, together with all other moneys received by the Administrative Agent hereunder, shall be applied as follows:  (i) first, to the payment of all amounts owing the Administrative Agent of the type described in clauses (iii) and (iv) of the definition of “Obligations”;

(ii)           second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 4.4(e) hereof, with each Secured Creditor receiving an amount equal to such outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iii)          third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 4.4(e), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(iv)          fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 7.9(a) hereof, to such Guarantor or to whomever may be lawfully entitled to receive such surplus.

(b)           For purposes of this Agreement (i) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (ii) “Primary Obligations” shall mean (A) in the case of the Credit Agreement Obligations, all principal of, and interest on, all Loans, all Unpaid Drawings theretofore made (together with all interest accrued thereon), and the aggregate Stated Amounts of all Letters of Credit issued (or deemed issued) under the Credit Agreement, and all Fees and (B) in the case of the Other Obligations, all amounts due under the Interest Rate Protection or Other Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities) and (iii) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.

(c)           When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 4.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations.  If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d)           Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such.  If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Agent to the Administrative Agent for distribution in accordance with Section 4.4(a) hereof.

(e)           Except as set forth in Section 4.4(d) hereof, all payments required to be made hereunder shall be made (i) if to the Bank Creditors, to the Agent under the Credit Agreement for the account of the Bank Creditors, and (ii) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

(f)            For purposes of applying payments received in accordance with this Section 4.4, the Administrative Agent shall be entitled to rely upon (i) the Agent under the Credit Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Agent, each Representative for any Secured Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Administrative Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Bank Creditors or the Other Creditors, as the case may be.  Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Administrative Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.  Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Administrative Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection or Other Hedging Agreements are in existence.

(g)           It is understood and agreed that each Guarantor shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the sums referred to in clauses (i) through (iii), inclusive, of Section 4.4(a) hereof.

4.5           Remedies Cumulative.  Each and every right, power and remedy hereby specifically given to the Administrative Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Interest Rate Protection or Other Hedging Agreements, the other Loan Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Administrative Agent.  All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others.  No delay or omission of the Administrative Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations and no course of dealing between any Guarantor and the Administrative Agent or any holder of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein.  No notice to or demand on any Guarantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Administrative Agent to any other or further action in any circumstances without notice or demand.  In the event that the Administrative Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Administrative Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

4.6           Discontinuance of Proceedings.  In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case each Guarantor, the Administrative Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement (except to the extent of any such adverse determination), and all rights, remedies and powers of the Administrative Agent shall continue (a) as if no such proceeding had been instituted, in the case of any such proceeding so discontinued or abandoned, or (b) as if no proceeding had been instituted, except to the extent of the determination, in the case of any such proceeding so adversely determined.

ARTICLE V
INDEMNITY

5.1           Indemnity.  (a)  Each Guarantor agrees to indemnify and hold harmless the Administrative Agent and each Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an “Indemnitee,” and collectively the “Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys’ fees, growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any Interest Rate Hedging Agreement or under any other Loan Document (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee).  If and to the extent that the obligations of such Guarantor under this Section 5.1(a) are unenforceable for any reason, such Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(b)           Without limiting the application of Section 5.1(a) hereof, each Guarantor agrees to pay, or reimburse the Administrative Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Administrative Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all reasonable fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Administrative Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c)           Without limiting the application of Section 5.1(a) or (b) hereof, each Guarantor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by such Guarantor in this Agreement, any Interest Rate Protection or Other Hedging Agreement, any other Loan Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement, any Interest Rate Protection or Other Hedging Agreement or any other Loan Document.

(d)           If and to the extent that the obligations of any Guarantor under this Section 5.1 are unenforceable for any reason, each Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

5.2           Indemnity Obligations Secured by Collateral; Survival.  Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral prior to the release of the Collateral pursuant to the terms hereof.  The indemnity obligations of each Guarantor contained in this Article V shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection or Other Hedging Agreements and the payment of all other Obligations (but excluding any unasserted contingent and indemnification obligations which survive the termination hereof) and notwithstanding the discharge thereof.

ARTICLE VI
DEFINITIONS

The following terms shall have the meanings herein specified.  Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

"Account" shall have the meaning provided in the Uniform Commercial Code.

“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement.

“Agent” shall have the meaning provided in the first WHEREAS clause of this Agreement.

“Agreement” shall mean this Security Agreement as the same may be modified, supplemented, extended, renewed, replaced, restated or amended from time to time in accordance with its terms.

"Guarantor" shall have the meaning provided in the first paragraph of this Agreement.

“Bank Creditor” shall have the meaning provided in the first paragraph of this Agreement.

“Borrower” shall have the meaning provided in the first WHEREAS clause of this Agreement.

 “Chattel Paper” shall have the meaning provided in the Uniform Commercial Code.

“Class” shall have the meaning provided in Section 7.2 of this Agreement.

“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Contract Rights” shall mean all rights of an Guarantor (including, without limitation, all rights to payment) under each Contract.

“Contracts” shall mean all contracts between an Guarantor and one or more additional parties (including, without limitation, (i) each partnership agreement to which an Guarantor is a party and (ii) any Interest Rate Protection or Other Hedging Agreements), but excluding licenses, agreements and leases, which are immaterial to the operations of an Guarantor, to the extent that the terms thereof prohibit the assignment of, or granting of a security interest in, such licenses, agreements or leases.

 “Credit Agreement” shall have the meaning provided in the first WHEREAS clause of this Agreement.

“Credit Agreement Obligations” shall have the meaning provided in the definition of “Obligations” in this Article VI.

“Default” shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

“Documents” shall have the meaning provided in the Uniform Commercial Code.

“Equipment” shall mean any “equipment,” as such term is defined in the Uniform Commercial Code, now or hereafter owned by an Guarantor.

“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

“General Intangibles” shall have the meaning provided in the Uniform Commercial Code.

“Goods” shall have the meaning provided in the Uniform Commercial Code.

 “Indemnitee” shall have the meaning provided in Section 5.1 of this Agreement.

“Instrument” shall have the meaning provided in Article 9 of the Uniform Commercial Code.

“Interest Rate Protection or Other Hedging Agreements” shall have the meaning provided in the first paragraph of this Agreement.

“Inventory” shall mean all “inventory” as such term is defined in the Uniform Commercial Code, now or hereafter owned by an Guarantor.

“Investment Property” shall have the meaning ascribed thereto in Article 9 of the UCC.

"LC Creditor" shall have the meaning provided in the first WHEREAS clause of this Agreement.

“Lenders” shall have the meaning provided in the first WHEREAS clause of this Agreement.

 “Obligations” shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including, without limitation, all “Obligations” as such term is defined in the Credit Agreement and all obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of Borrower and each Guarantor now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Loan Document to which Borrower or any Guarantor is a Party and the due performance and compliance by Borrower and each Guarantor with all of the terms, conditions and agreements contained in each such Loan Document (all such obligations and liabilities being herein collectively called the “Credit Agreement Obligations”); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of Borrower now existing or hereafter incurred under, arising out of or in connection with (x) any Interest Rate Protection or Other Hedging Agreement, whether such Interest Rate Protection or Other Hedging Agreement is now in existence or hereafter arising and the due performance and compliance by Borrower with all of the terms, conditions and agreements contained therein and (y) the US Bank Letter of Credit Facility up to a maximum amount of $2,000,000 (provided that at no time shall there be more than $2,000,000 under the US Bank Letter of Credit Facility secured by the Security Documents) (all such obligations and liabilities described in this clause (ii) being herein collectively called the “Other Obligations”); (iii) any and all sums advanced by the Administrative Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of Borrower or any Guarantor referred to in clauses (i) and (ii), after an Event of Default shall have occurred and be continuing, the reasonable expenses of taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Administrative Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 6.1 of this Agreement.  It is acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

“Other Creditors” shall have the meaning provided in the first paragraph of this Agreement.

“Other Obligations” shall have the meaning provided in the definition of “Obligations” in this Article VI.

 “Permitted Filings” shall mean any filing or similar item that is a matter of public record on the date of this Agreement.

“Primary Obligations” shall have the meaning provided in Section 4.4(b) of this Agreement.

“Pro Rata Share” shall have the meaning provided in Section 4.4(b) of this Agreement.

“Proceeds” shall have the meaning provided in the Uniform Commercial Code.

 “Representative” shall have the meaning provided in Section 5.4(e) of this Agreement.

“Required Secured Creditors” shall mean (i) the Required Lenders (or, to the extent required by Article XI of the Credit Agreement, all of the Lenders) under the Credit Agreement so long as any Credit Agreement Obligations remain outstanding and (ii) in any situation not covered by preceding clause (i), the holders of a majority of the outstanding principal amount of the Other Obligations.

“Requisite Creditors” shall have the meaning provided in Section 7.2 of this Agreement.

“Secondary Obligations” shall have the meaning provided in Section 4.4(b) of this Agreement.

“Secured Creditors” shall have the meaning provided in the first paragraph of this Agreement.

 “Termination Date” shall have the meaning provided in Section 7.9 of this Agreement.

”Uniform Commercial Code" or ”UCC" shall mean the Uniform Commercial Code as now or hereafter in effect from time to time in the State of New York or any other applicable jurisdiction.

"US Bank Letter of Credit Facility" means that certain revolving letter of credit facility in effect on the date hereof pursuant to that certain Continuing Reimbursement Agreement for Commercial Letters of Credit, dated as of July 14, 2000 by and among the LC Creditor and the Borrower providing for commercial letters of credit; provided, however, that at no time shall there be more than a maximum amount of $2,000,000 under the US Bank Letter of Credit Facility secured by the Security Documents.

ARTICLE VII
MISCELLANEOUS

7.1           Notices.  All such notices and communications hereunder shall be sent or delivered in accordance with the terms of the Credit Agreement.

7.2           Waiver; Amendment.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Guarantor and the Administrative Agent (with the written consent of the Required Lenders, or to the extent required by Section 11.1 of the Credit Agreement, all the Lenders); provided, however, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such affected Class.  For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors, i.e., whether (i) the Bank Creditors as holders of the Credit Agreement Obligations or (ii) the Other Creditors as the holders of the Other Obligations; and the term “Requisite Creditors” of any Class shall mean each of (A) with respect to the Credit Agreement Obligations, the Required Lenders and (B) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

7.3           Obligations Absolute.  The obligations of each Guarantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Guarantor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, any other Loan Document or any Interest Rate Protection or Other Hedging Agreement except as specifically set forth in a waiver granted pursuant to Section 7.2 hereof; or (c) any amendment to or modification of any Loan Document or any Interest Rate Protection or Other Hedging Agreement or any security for any of the Obligations; whether or not such Guarantor shall have notice or knowledge of any of the foregoing.

7.4           Successors and Assigns.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the Administrative Agent, each Secured Creditor and each Guarantor and their respective successors and assigns, provided that no Guarantor may transfer or assign any or all of its rights or obligations hereunder without the written consent of the Required Secured Creditors.  All agreements, statements, representations and warranties made by each Guarantor herein or in any certificate or other instrument delivered by such Guarantor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Loan Documents and the Interest Rate Protection or Other Hedging Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

7.5           Headings Descriptive.  The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

7.6           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.7           GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

7.8           Each Guarantor’s Duties.  It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Guarantor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Administrative Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Administrative Agent be required or obligated in any manner to perform or fulfill any of the obligations of such Guarantor under or with respect to any Collateral.

7.9           Termination; Release.  (a)  After the Termination Date, this Agreement shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Section 5.1 hereof shall survive such termination) and the Administrative Agent, at the request and expense of the Guarantors, will execute and deliver to each Guarantor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to each Guarantor (without recourse and without any representation or warranty) such of the Collateral of such Guarantor as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.  As used in this Agreement, “Termination Date” shall mean the date upon which the Total Commitment and all Interest Rate Protection or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations (as defined in the Credit Agreement) then outstanding (other than any indemnities described in Section 5.1 hereof and in Section 11.4 of the Credit Agreement with respect to which no claim has been asserted) have been paid in full in cash.

(b)           In the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale or other disposition permitted by Section 8.7 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 11.1 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of Section 4.4 of the Credit Agreement, to the extent required to be so applied, such Collateral will be sold free and clear of the Liens created by this Agreement and the Administrative Agent, at the request and expense of the Guarantors, will duly assign, transfer and deliver to the relevant Guarantor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.  The Administrative Agent shall also be entitled to and is hereby authorized and directed to duly assign, transfer and deliver such of the Collateral as provided in Section 11.20(b) of the Credit Agreement.

(c)           At any time that an Guarantor desires that the Administrative Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 7.9(a) or (b), as the case may be, it shall deliver to the Administrative Agent a certificate signed by an Authorized Officer stating that the release of the respective Collateral is permitted pursuant to Section 7.9(a) or (b), as the case may be.

(d)           The Administrative Agent shall have no liability whatsoever to any Secured Creditor as a result of any release of Collateral by it in accordance with this Section 7.9.

7.10         Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with each Guarantor and the Administrative Agent.

7.11         The Administrative Agent.  The Administrative Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement.  It is expressly understood and agreed by the parties hereto and each Secured Creditor, by accepting the benefits of this Agreement, acknowledges and agrees that the obligations of the Administrative Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and as provided in the Uniform Commercial Code in the State of New York.  The Administrative Agent shall act hereunder on the terms and conditions set forth in Article IX and Section 11.18 of the Credit Agreement.

                7.12         US Bank.  (a) US Bank as LC Creditor under the US Bank Letter of Credit Facility and in its capacity as a Secured Party hereunder hereby irrevocably designates and appoints Bankers Trust Company as Administrative Agent under this Agreement and irrevocably authorizes Bankers Trust Company to act as its Administrative Agent and to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent under this Agreement and the Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary in this Agreement, the Administrative Agent shall not have any duties or responsibilities with respect to US Bank in its capacity LC Creditor under the US Bank Letter of Credit Facility or any fiduciary relationship with US Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

                (b)           For avoidance of doubt, US Bank expressly acknowledges that all rights and remedies of the Administrative Agent hereunder shall be exercised by the Administrative Agent in accordance with the applicable provisions of the Credit Agreement, and no consent of, or notice to, US Bank shall be required with respect thereto and US Bank shall not undertake any separate action with respect to the Collateral.  The sole right of US Bank hereunder shall be to receive its proportionate share of any proceeds received by the Administrative Agent hereunder in accordance with the terms hereof.

                7.13         Additional Guarantors.  It is understood and agreed that any Subsidiary of Borrower that is required to become a party to this Agreement after the Restatement Date pursuant to Section 7.12 of the Credit Agreement shall automatically become a party hereunder upon the execution and delivery by such Subsidiary of an instrument in the form of Annex D hereto and the delivery of same to the Administrative Agent, with the same force and effect as if originally named as a party herein.  The execution and delivery of any instrument adding an additional party to this Agreement shall not require the consent of any party hereunder or of any Secured Creditor.  The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new party hereto.

[Signature Page Follows]

.                               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

VISION-EASE LENS, INC., as Guarantor

By:	/s/Bradley D. Carlson
Name:	Bradley D. Carlson
Title:	Treasurer

VISION-EASE LENS AZUSA, INC., as Guarantor

By:	/s/Bradley D. Carlson
Name:	Bradley D. Carlson
Title:	Treasurer

BANKERS TRUST COMPANY, as Administrative Agent

By:	/s/ Robert Telesca
Name:	Robert Telesca
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ William J. Umscheid
Name:	William J. Umscheid
Title:	Vice President

ANNEX A

to

Security Agreement

SCHEDULE OF CHIEF EXECUTIVE OFFICES

(a) Chief Executive Office

                One Meridian Crossings, Suite 850

                Minneapolis, Minnesota 55423

(b) State of Incorporation

Minnesota

ANNEX B

to

Security Agreement

SCHEDULE OF INVENTORY

AND EQUIPMENT LOCATIONS

ARTICLE VIII

Vision-Ease Lens, Inc.

                Hennepin County, Minnesota

                Anoka County, Minnesota

                Stearns County, Minnesota

Vision-Ease Lens Azusa, Inc.

                Hennepin County, Minnesota

                Los Angeles County, California

ANNEX C

to

Security Agreement

SCHEDULE OF TRADE, FICTITIOUS AND OTHER NAMES

Vision-Ease Lens, Inc.:

                Vision-Ease Lens, Inc.                                         ID#:  41-1837709

                Vision-Ease Lens

                Vision-Ease

                Optifacts

                Envia Vision

                SunSport

                Custom Rx Lab

Vision-Ease Lens Azusa, Inc.:

                Vision-Ease Lens Azusa, Inc.                            ID#:  41-1904176

                Vision-Ease Lens Azusa

                Vision-Ease Lens

                Vision-Ease

                SunSport

ANNEX D

to

Subsidiary Guarantor Security Agreement

ADDITION OF NEW GUARANTOR

TO SUBSIDIARY GUARANTOR SECURITY AGREEMENT

ADDITION OF NEW GUARANTOR TO SUBSIDIARY GUARANTOR SECURITY AGREEMENT (this "Instrument"), dated as of ___________ __, ______, amending that certain Subsidiary Guarantor Security Agreement dated as of October __, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Agreement") by and among the Guarantors (the "Guarantors") party thereto and Bankers Trust Company, as Administrative Agent (the "Administrative Agent") for the Secured Creditors.

Reference is made to the Amended and Restated Credit Agreement, dated as of June 25, 1998,  by and among BMC Industries, Inc. (the "Borrower"), the financial institutions (the “Lenders”) from time to time party thereto and Bankers Trust Company, as Administrative Agent (together with any successor agent, the “Agent”) providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as in effect on October __, 2001 and as amended by that certain Second Amendment and Restatement Agreement dated as of the October _, 2001, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of or restructuring of all or any portion of the Indebtedness under such agreement or any successor agreements).

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and the Credit Agreement.

The Guarantors have entered into the Agreement in order to induce the Lenders to extend credit pursuant to the Credit Agreement and to induce the Other Creditors to extend Interest Rate Protection or other Hedging Agreements.  Pursuant to Sections 7.12 of the Credit Agreement, the undersigned is required to enter into the Agreement.  Section 7.13 of the Agreement provides that additional parties may become a party under the Agreement by execution and delivery of an instrument in the form of this Instrument.  The undersigned (the "New Party") is executing this Instrument in accordance with the requirements of the Credit Agreement to become a party under the Agreement in order to induce the Lenders to extend and continue the extension of credit pursuant to the Credit Agreement.

Accordingly, the New Party agrees as follows:

SECTION 1.           In accordance with the Agreement, the New Party by its signature below becomes a party to the Agreement with the same force and effect as if originally named therein as a party and the New Party hereby (a) agrees to all the terms and warrants that the representations and warranties made by it as a party thereunder are true and correct in all material respects on and as of the date hereof.  Each reference to an "Guarantor" in the Agreement shall be deemed to include the New Party.  The Agreement is hereby incorporated herein by reference.

SECTION 2.           The New Party represents and warrants to the Administrative Agent and the Secured Creditors that this Instrument has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 3.           This Instrument may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Instrument shall become effective when the Administrative Agent shall have received a counterpart of this Instrument that bears the signatures of the New Party.

SECTION 4.           Except as expressly supplemented hereby, the Agreement shall remain in full force and effect.

SECTION 5.         THIS INSTRUMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 6.           All communications and notices hereunder shall be in writing and given as provided in the Agreement.  All communications and notices hereunder to the New Party shall be given to it at the address set forth under its signature below.

IN WITNESS WHEREOF, the New Party has duly executed this Addition of New Guarantor to Subsidiary Guarantor Security Agreement as of the day and year first above written.

[NAME OF NEW PARTY],

By:
Name:
Title:
Address: